EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38339) of RTI International Metals, Inc. of our report dated June 25, 2004 relating to the financial statements at December 31, 2003 of the RMI Titanium Company Employee Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Pittsburgh, PA
June 29, 2005

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